UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement

On February 8, 2021, Lannett Company, Inc. (the “Company”) entered into a Collaboration and License Agreement (the “Collaboration Agreement”) and a Supply Agreement (the “supply Agreement”) with Sunshine Lake Pharma Co., Ltd., an HEC Group company (“Sunshine”) with respect to the development of a biosimilar insulin aspart product (the “Product”).

The Collaboration Agreement provides, among other things, that: (a) the Company and Sunshine will share responsibility for and control of developing the Product for marketing in the United States, with the Company committing to spend $32 million in development costs over time, provided that if total development and other costs paid by Lannett are less than $32 million then the difference will be paid to Sunshine over the first year of commercialization and if total development costs exceed $32 million, the parties shall negotiate the sharing of such excess costs, (b) Sunshine will have the sole responsibility for manufacturing the Product and will provide the Product to the Company pursuant to the terms of the Supply Agreement, (c) the Company will have responsibility for preparing the Biologics License Application (BLA) filing in the United States with respect to the Product and Sunshine will have responsibility for submitting the BLA filing in the United States with respect to the Product, (d) the Company will become the exclusive distributor of the Product in the United States and will have sole responsibility for and control of commercializing the Product in the United States, (e) during the first ten year period of the initial fifteen year contract term following commercialization of the Product, the Company and HEC will share profits and losses 50% each, with profits and losses during the remainder of the initial term being split thereafter 60% to HEC and 40% to the Company, in each case subject to certain adjustments, and (f) the Company will receive ownership of the intellectual property rights relating to certain developed drug delivery devices associated with the Product.

The Company expects to file the Collaboration Agreement and the Supply Agreement as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2021. The descriptions of the Collaboration Agreement and the Supply Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the full texts of the Collaboration Agreement and Supply Agreement when filed.

Item 9.01          Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.           Description

99.1                       February 9, 2021 Press Release of Lannett Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: February 9, 2021